T. Rowe Price California Tax-Free Bond Fund, T. Rowe Price California Tax-Free Money Fund, T. Rowe Price Capital Appreciation Fund, T. Rowe Price Equity Income Fund, T. Rowe Price GNMA Fund, T. Rowe Price Georgia Tax-Free Bond Fund, T. Rowe Price Maryland Short-Term Tax-Free Bond Fund, T. Rowe Price Maryland Tax-Free Bond Fund, T. Rowe Price Maryland Tax-Free Money Fund, T. Rowe Price New America Growth Fund, T. Rowe Price New Jersey Tax-Free Bond Fund, T. Rowe Price New York Tax-Free Bond Fund, T. Rowe Price New York Tax-Free Money Fund, T. Rowe Price Virginia Tax Free Bond Fund

URGENT REQUEST: Please vote Today!

Dear Shareholder:

We recently sent you a Joint Proxy Statement concerning an important proposal affecting your fund(s). The proposal will be considered at a Joint Special Meeting of Shareholders on July 26, 2017, at 8 a.m. eastern time, at the offices of T. Rowe Price Associates, Inc., located at 100 East Pratt Street, Baltimore, Maryland, 21202.

This letter was sent because you held shares in the fund(s) on the May 30, 2017, record date, and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL

YOUR VOTE IS IMPORTANT!

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY

COMMUNICATIONS AND ELIMINATES PHONE CALLS TO SHAREHOLDERS

Please vote using one of the following options:

1) VOTE ONLINE

Log on to the website, or scan the QR code, shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box), and follow the on-screen instructions.

2) VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box), and follow the recorded instructions.

3) VOTE BY MAIL

Complete, sign, and date the proxy card, and then return it in the enclosed postage-paid envelope.

If you have any questions regarding the proposal or need assistance with voting, you may call Computershare Fund Services, the funds’ proxy solicitor, toll-free at 1 (877)-225-6917.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.